Exhibit 99.1

Checkpoint Therapeutics Reports First Quarter 2021 Financial Results and Recent Corporate Highlights

New York, NY – May 6, 2021 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a clinical-stage immunotherapy and targeted oncology company, today announced financial results for the first quarter ended March 31, 2021, and recent corporate highlights.

James F. Oliviero, President and Chief Executive Officer of Checkpoint, stated, “During the first quarter of 2021, we continued to advance the development of our two lead drug candidates while also enhancing our cash position. Enrollment in our registration-enabling study for cosibelimab in metastatic cutaneous squamous cell carcinoma (“mCSCC”) is nearly complete and the study remains on track to report top-line results by year-end. With a successful study, we anticipate submitting our first application for marketing approval for cosibelimab next year.”

Mr. Oliviero continued, “Additionally, our collaboration partner in Asia for olafertinib (CK-101), Neupharma Inc., continues to enroll patients as planned into a Phase 3, registration-enabling study in first-line, EGFR mutation-positive locally advanced or metastatic non-small cell lung cancer (“NSCLC”). We intend to meet with the FDA to discuss the ongoing Phase 3 study design and its potential use to support a New Drug Application submission in the United States.”

Recent Corporate Highlights:

●	In March 2021, Checkpoint announced the formation of a Scientific Advisory Board comprised of industry thought leaders. Members include Wayne A. Marasco, M.D., Ph.D., Roy S. Herbst, M.D., Ph.D., F. Stephen Hodi, Jr., M.D., Bruce E. Johnson, M.D., David Miller, M.D., Ph.D., and Emily Ruiz, M.D., M.P.H.
●	During the first quarter of 2021, Checkpoint raised $23.9 million of net proceeds from the utilization of the Company’s At-the-Market Issuance Sales Agreement at an average price of $3.50.

Financial Results:

●	Cash Position: As of March 31, 2021, Checkpoint’s cash and cash equivalents totaled $60.0 million, compared to $40.8 million at December 31, 2020, an increase of $19.2 million.
●	R&D Expenses: Research and development expenses for the first quarter of 2021 were $4.2 million, compared to $2.6 million for the first quarter of 2020, an increase of $1.6 million. Research and development expenses for the first quarter of 2021 included $0.2 million of non-cash stock expenses, compared to $0.1 million in the first quarter of 2020.

●	G&A Expenses: General and administrative expenses for the first quarter of 2021 were $2.4 million, compared to $1.7 million for the first quarter of 2020, an increase of $0.7 million. General and administrative expenses for the first quarter of 2021 included $1.2 million of non-cash stock expenses, compared to $0.5 million for the first quarter of 2020.
●	Net Loss: Net loss attributable to common stockholders for the first quarter of 2021 was $6.5 million, or $0.09 per share, compared to a net loss of $3.3 million, or $0.06 per share, in the first quarter of 2020. Net loss for the first quarter of 2021 included $1.4 million of non-cash stock expenses, compared to $0.6 million for the first quarter of 2020.

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Checkpoint is evaluating its lead antibody product candidate, cosibelimab, a potential best-in-class anti-PD-L1 antibody licensed from the Dana-Farber Cancer Institute, in an ongoing global, open-label, multicohort Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cutaneous squamous cell carcinoma intended to support one or more applications for marketing approval. In addition, Checkpoint is evaluating its lead small-molecule, targeted anti-cancer agent, CK-101, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, as a potential new treatment for patients with EGFR mutation-positive non-small cell lung cancer. Checkpoint is headquartered in New York City and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.checkpointtx.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our plans to submit one or more Biologics License Applications and seek approvals for cosibelimab, statements regarding the potential differentiation of cosibelimab, including a potentially favorable safety profile as compared to the currently available anti-PD-1 therapies, statements relating to the half-life and functional Fc domain of cosibelimab translating into potential enhanced efficacy, statements relating to the timing of the completion of enrollment and full top-line results, statements relating to how long we believe our cash will fund our operations, any statements relating to our growth strategy, product development programs and commercial prospects, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks that regulatory authorities will not accept an application for approval of cosibelimab based on data from the ongoing Phase 1 study; risks relating to our growth strategy and commercial prospects; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our Securities and Exchange Commission filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe and Bill Begien

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Ashley R. Robinson

Managing Director, LifeSci Advisors, LLC

(617) 430-7577

arr@lifesciadvisors.com

Media Relations Contact:

Eddie Kraft

Affect

(212) 398-9680

ekraft@affect.com

CHECKPOINT THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$60,033	$40,772
Prepaid expenses and other assets	1,329	1,804
Other receivables - related party	68	20
Total current assets	61,430	42,596
Total Assets	$61,430	$42,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$6,076	$6,367
Accounts payable and accrued expenses - related party	1,179	850
Total current liabilities	7,255	7,217
Total Liabilities	7,255	7,217

Commitments and Contingencies

Stockholders’ Equity
Common Stock ($0.0001 par value), 95,000,000 shares authorized
Class A common shares, 7,000,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	1	1
Common shares, 72,163,822 and 62,420,439 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	7	6
Common stock issuable, 0 and 1,742,449 shares as of March 31, 2021 and December 31, 2020, respectively	-	4,617
Additional paid-in capital	203,864	173,947
Accumulated deficit	(149,697)	(143,192)
Total Stockholders’ Equity	54,175	35,379
Total Liabilities and Stockholders’ Equity	$61,430	$42,596

CHECKPOINT THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended March 31,
	2021	2020
Revenue - related party	$68	$972

Operating expenses:
Research and development	4,213	2,635
General and administrative	2,373	1,678
Total operating expenses	6,586	4,313
Loss from operations	(6,518)	(3,341)

Other income
Interest income	13	60
Total other income	13	60
Net Loss	$(6,505)	$(3,281)

Loss per Share:
Basic and diluted net loss per common share outstanding	$(0.09)	$(0.06)

Basic and diluted weighted average number of common shares outstanding	70,303,387	50,875,476